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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 24, 2000 on the financial statements of Red Cedar Gathering Company included in the Current Report on Form 8K/A of Kinder Morgan Energy Partners, L.P. dated March 28, 2000 and to all references to our Firm included in this registration statement.
                                                     /s/ Arthur Andersen LLP

Denver, Colorado
May 14, 2001